SUB - ITEM 771

Massachusetts Investors Trust, re-designated class R shares as class R1 shares and established class R2 shares as described in the prospectus supplement contained in Post-Effective Amendment No.84 to the Registration Statement (File Nos. 2-11401 and 811-203), as filed with the Securities and Exchange Commission via EDGAR on October 30, 2003, under Rule 485 under the Securities Act of 1933. Such description is incorporated herein by reference.